CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Pre-Effective Amendment No. 1 to the registration statement on Form N-1A (File No. 333-117134) ("Registration Statement") of our Report of Independent Registered Public Accounting Firm and related financial statements dated September 17, 2004. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 17, 2004